UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

January 8, 2021

MACKENZIE REALTY CAPITAL, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Davis Road, Suite 100 Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2021, the Board of Directors of Mackenzie Realty Capital, Inc. (the “Company”) approved, effective January 1, 2021, a Second Amended and Restated Bylaws, which reflects several amendments to the bylaws of the Company relating to the fact that the Company is no longer governed by the Investment Company Act of 1940 (the “1940 Act”).

In Article III, Section 11(a)(2) relating to the stockholder notice necessary to nominate a director, the requirement that a stockholder provide notice whether such stockholder believes the nominee is or is not an “interested person” of the Company (as defined in the 1940 Act) was replaced with the requirement that a stockholder provide notice whether such stockholder believes the nominee does or does not meet the independence standards of the rules and regulations promulgated by the Securities and Exchange Commission.

In Article III, Section 11(c)(3) relating to what constitutes a public announcement for advance notice of stockholder nominees for director and other stockholder proposals, the reference to a document publicly filed under the 1940 Act was removed and not replaced.

In Article XIII, the language requiring that any indemnification or advancement of expenses was subject to the applicable requirements of the 1940 Act was removed and not replaced.

Article XVI, which provided that the provisions of the 1940 Act would control in the event of any conflict with Company’s articles of incorporation or bylaws was removed and not replaced.

A copy of the amended bylaws of the Company are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective January 1, 2021, the Board of Directors of the Company approved certain amendments to the Company’s Code of Ethics for Principal Executive Officer and Principal Financial Officer (the “Code”) that governs the Company’s covered officers. These amendments included certain updates and clarifications to conform to the Company’s relating to the fact that the Company is no longer governed by the 1940 Act.

A copy of the Code, as so amended, has been posted to the “Corporate Documents” section of the Company’s web site at http://www.mackenziecapital.com/sec-filings/, along with revisions to the Audit Committee and Nominating Committee Charters.

Item 8.01 Other Events.

On January 12, 2021, the Company also announced that the Board has continued the suspension of the Company’s regular quarterly dividends for the fourth quarter of 2020.  The suspension has been in place since March 31, 2020, due to numerous factors relating to the global COVID-19 pandemic. We intend to continue to qualify as a real estate investment trust, and thus we intend to meet the related requirement that we distribute at least 90% of our taxable income, once such amounts are reasonably determinable.  The Company determined that it had paid out at least this much of its taxable income for 2020, so no further dividend is necessary or advisable at this time.  The Board will revisit this decision on a regular basis.

Our dividends have generally been supported by 2 things: 1) distributions of income from our investments, and 2) liquidity events. We generate the largest portion of our income from “earning” the discount at which we purchase assets. Many of our investments have suspended or reduced distributions, and we have far fewer liquidity events. We believe this to be temporary and, as the markets stabilize, we will return to generating income as we have previously.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 , and its other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Bylaws of Mackenzie Realty Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: January 12, 2021	By:	/s/ Robert Dixon
Robert Dixon
President